Exhibit 23.1

Deloitte & Touche LLP 30 Rockefeller Plaza New York, NY 10112 USA Tel: +1 212 492 4000 Fax: +1 212 489 1687 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 20, 2026, relating to the consolidated financial statements of Evercore Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

New York, New York

June 18, 2026